W. R. BERKLEY CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                             AS ADOPTED May 3, 2005

Section 1.        Effective Date; Purpose

The effective date of this Plan is May 3, 2005 (the "Effective Date"). This Plan was created as a spin-off from the W. R. Berkley Corporation Deferred Compensation Plan for Directors, as adopted March 7, 1996 (the "Original Deferral Plan") to allow members of the Board of Directors (the "Board") of W.
R. Berkley Corporation (the "Company") to defer their compensation for the calendar years 2005 and beyond. Accordingly, as of the Effective Date, deferral elections made under the Original Deferral Plan and deferral accounts established under the Original Deferral Plan with respect to 2005 director compensation ("2005 Compensation") have been transferred to this Plan and shall be governed under the terms of this Plan.

Section 2.        Eligibility

Any member of the Board, including any person otherwise participating in the W.
R. Berkley Corporation Deferred Compensation Plan for Officers, is eligible to participate in the Plan.

Section 3.        Deferral Election

Prior to the beginning of each calendar year, each member of the Board may elect to defer receipt of all or a portion of the retainer and/or meeting fees otherwise payable to such person for that year on account of serving on the Board.

Notwithstanding the foregoing, for the calendar year in which a person first becomes a member of the Board, such person may elect, not later than thirty days after the date such person first becomes a member of the Board to defer the receipt of all or a portion of the retainer and/or meeting fees otherwise payable to such person for serving on the Board subsequent to the date of making such election through December 31st of such year.

Members of the Board who choose to defer amounts pursuant to this Section 3 will be "Participants" including any such member who elected to defer his or her 2005 Compensation pursuant to the Original Deferral Plan. All amounts deferred hereunder, as increased or decreased as a result of the deemed investment of such amounts pursuant to Section 6 herein, will be classified as "Deferred Compensation."

Section 4.        Type of Plan

The Plan is a non-qualified voluntary deferred compensation plan. The Plan is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). To the extent the Plan is determined to be so subject, it is intended, to the extent that any Participant is otherwise an employee of the Company or of any subsidiary to constitute a "plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as such phrase is used in ERISA, and the terms of the Plan shall be interpreted consistent with such intent.
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Section 5.        No Funding; Participant's Rights Unsecured

The Company will not fund the amount of any Participant's Deferred Compensation. The amount of each Participant's Deferred Compensation will be separately accounted for in the bookkeeping records of the Company by setting up for each Participant a Deferred Compensation account ("Deferred Compensation Account").

The amount of Deferred Compensation is secured only by the Company's promise to pay it from the assets of the Company and Participants will have the status of general unsecured creditors of the Company with respect to their Deferred Compensation. The Company will not be required to establish any special or separate fund or to make any segregation of assets to assure the payment of any amounts under the Plan.

Section 6.        Deemed Investment of Deferred Compensation

Within thirty calendar days following the Effective Date, Participants may elect to have all or a portion of their Deferred Compensation for 2005 deemed invested in the common stock of the Company, $0.20 par value per share (the "Stock") (the "Stock Investment"). Thereafter, at the time an initial election to defer director compensation for any calendar year hereunder is made, a Participant may elect to have his or her Deferred Compensation (i) credited with a reasonable rate of interest (the "Interest Investment") or (ii) deemed invested in the Stock. Deferred Compensation shall be credited with a reasonable rate of interest (compounded quarterly) or deemed invested in Stock at the fair market value of the Stock, as elected by the Participant, commencing on the first day of the month following the date of the initial deferral date until the distribution date. If no investment election is made by a Participant, such Participant's Deferred Compensation shall automatically be deemed invested in the Interest Investment. The interest rate which shall apply under the Interest Investment with respect to each year shall be such rate of interest which is in effect for such year under Section 6 of the W. R. Berkley Corporation Deferred Compensation Plan for Officers. On each date that dividends are paid (each a "Dividend Payment Date") on shares of Stock with respect to which the record date (the "Record Date") occurs during the deferral period, the Company will credit to an account for the Participant an amount equal to the dividend paid on a share of the Stock multiplied by the number of shares of Stock into which such Participant's Deferred Compensation is deemed invested as of such Record Date. These dividend equivalent amounts shall be deemed invested in the Interest Investment until payment of the Deferred Compensation to the Participant as provided in Section 6 herein. Any remaining dividend equivalent amounts subsequently credited to the account of a Participant with respect to a Record Date that occurs during the deferral period but for which the Dividend Payment Date occurs following the deferral period, shall be paid to the Participant on the next March 31, June 30, September 30 or December 31, whichever is closer, immediately following such Dividend Payment Date.

Section 7.        Deferral Period

A Participant who is not otherwise an employee of the Company or of any subsidiary may elect to defer the receipt of his/her Deferred Compensation until a specified date or dates in the future, but not later than such person's termination as a member of the Board. A Participant who is otherwise an employee of the Company or of any subsidiary may elect to defer the receipt of


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his/her Deferred Compensation until a specified date in the future, but no later than his/her termination as both an employee and member of the Board. A separate such election will be made with respect to that portion of his/her Deferred Compensation attributable to retainer and/or meeting fees otherwise deferred with respect to each separate year. The actual payment of the Deferred Compensation will be made or will commence on the earlier of (i) the date specified or (ii) the date the Participant ceases to be associated with the Company as either a member of the Board or an employee of the Company or any subsidiary, as the case may be (the date of such cessation is hereafter referred to as the "Final Distribution Date"), or as soon as reasonably practicable following such specified date or Final Distribution Date, if such later payment is an allowable distribution under Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A") (a "Later Payment Date").

Section 8.        Form of Payment

A Participant may elect to receive his/her Deferred Compensation in either a lump sum payment or in annual installment payments (not to exceed five), on the date or dates specified by the Participant at the time the election to defer is made. Installment payments shall begin on the date elected by the Participant and thereafter shall be made in annual installments on the anniversaries of the initial distribution date. Payments of Deferred Compensation made on account of a termination of employment or a termination as a member of the Board, as applicable, shall be made in a lump sum. Deferred Compensation deemed invested in the Interest Investment at the time of payment shall be paid in cash and Deferred Compensation deemed invested in the Stock Investment at the time of payment shall be paid in (i) cash, (ii) whole shares of Stock rounded down to the nearest whole share with the remainder paid in cash or (iii) any combination of cash and Stock, in each case as determined by the Company.

Section 9.        Death Prior to Receipt

In the event that a Participant dies prior to receipt of any or all of the amounts payable to him/her pursuant to this Plan, any amounts that are then credited as Deferred Compensation will be paid to his/her designated beneficiary in a lump sum upon the Company's notification of the Participant's death (or a Later Payment Date).

At the time the election to defer is made, a Participant may designate a beneficiary under this Plan. The Participant may change the beneficiary by writing to the General Counsel of the Company. If a beneficiary is not named, the value of the Participant's Deferred Compensation Account will be paid to his/her estate.

Section 10.       Effect of Election

An election to defer director compensation hereunder for any year will be irrevocable once the year to which it applies has commenced, and, except as provided in Section 11 below, the amounts deferred hereunder shall not be paid earlier than the distribution date or dates elected by the Participant, or upon termination of such Participant as a member of the Board or termination of employment, if earlier.


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Section 11.       Accelerated Payment upon Unforeseeable Emergency

Notwithstanding anything herein to the contrary, a Participant may petition the Compensation and Stock Option Committee of the Board (the "Compensation Committee") for a distribution with respect to his or her Deferred Compensation on account of an "unforeseeable emergency" (an "Unforeseeable Emergency"), as defined in Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). Distributions on account of an Unforeseeable Emergency shall only be allowed to the extent they comply with the distribution requirements of
Section 409A. Upon such petition by a Participant and the approval of such application by the Compensation Committee, the Company shall distribute to the Participant as soon as practicable following such approval only the amount of Deferred Compensation necessary to satisfy such Unforeseeable Emergency; provided, however, that in no event may such amount exceed the balance of all of the Deferred Compensation Accounts identified to such Participant; and further provided, however, that no Participant requesting a distribution for an Unforeseeable Emergency shall have any involvement in making the determination to approve such distribution on the part of the Compensation Committee. Distributions made on account of an Unforeseeable Emergency shall reduce the amounts credited to a Participant's Deferred Compensation Account.

Section 12.       Redeferral Election

Upon application by a Participant, the Company may, in its sole discretion, allow for a redeferral election whereby all or a portion of the Deferred Compensation may be further deferred for no less than an additional five (5) years from the distribution date in effect for such Deferred Compensation immediately prior to such redeferral election, but no later than the Final Distribution Date (or Later Payment Date), upon such terms and conditions that the Company deems appropriate to ensure that the amounts subject to redeferral are not taxable to the Participant until the time of actual distribution; provided, however, that (i) an election to redefer all or a portion of such Deferred Compensation must be made at least twelve months prior to the distribution date for such Deferred Compensation in effect immediately prior to the redeferral election, and (ii) such redeferral election must otherwise comply with Section 409A(a)(4)(C).

Section 13.       Statement of Account

Statements will be sent to each Participant by February 15th each year as to the value of his/her Deferred Compensation Account as of the end of the preceding December.

Section 14.       Assignability

No right to receive payments hereunder will be transferable or assignable by a Participant, except by will or by the laws of descent and distribution.

Section 15.       Administration

This Plan will be administered on a day-to-day basis on behalf of the Compensation Committee by the General Counsel of the Company, who will have the authority to adopt rules and regulations for carrying out the Plan. The Compensation Committee will have the authority to interpret, construe and implement the provisions of the Plan and to prescribe the form of the request for deferral of compensation under the Plan. Notwithstanding the foregoing, in the case of


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any Participant who is also a member of the Compensation Committee, such person shall not participate in any action by the Compensation Committee which affects only such individual Participant's rights under the Plan.

Section 16.       Amendment/Termination

This Plan may at any time or from time to time be amended, modified or terminated by the Board. No amendment, modification or termination will, without the consent of the Participant, adversely affect any amounts credited to such Participant's Deferred Compensation Account; unless the Board determines, in its sole discretion, that such amendment, modification or termination is appropriate or necessary to cause this Plan to comply with Section 409A (including the distribution requirements thereunder) or any Deferred Compensation to be exempt from the tax penalty under Section 409A(a)(1)(B).

Section 17.       Tax Treatment

Deferred Compensation is taxed as ordinary income when payment is actually received. Distributions received from the Plan are not eligible for favorable tax treatment or rollovers as permitted under qualified plans.

Section 18.       Other Benefits

The compensation and basis for other Company provided benefits in the case of any member of the Board who is also an employee of the Company or of any affiliate may be affected if a Participant elects to defer a portion of his/her retainer and/or meeting fees.


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                            W. R. BERKLEY CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                  ELECTION FORM

In accordance with and subject to the W. R. Berkley Corporation Deferred Compensation Plan for Directors (the "Plan"), I hereby request to defer the receipt of my annual retainer and/or meeting fees for the year ending December 31, _____, as follows:

Amount to be Deferred:

I. Annual Retainer:

[  ]      (a)    ALL (100%), OR
[  ]      (b)    $____ (multiples of $1,000)

II. Meeting Fees:

[  ]      (a)    ALL (100%), OR
[  ]      (b)    $____ (multiples of $1,000)

Deemed Investment

I. Stock Investment

[  ]      (a)    ALL (100%), OR
[  ]      (b)    $____ (multiples of $1,000)

II. Interest Investment

[  ]      (a)    ALL (100%), OR
[  ]      (b)    $____ (multiples of $1,000)


Period of Deferral:

[  ]      (a)    Indicate Date on which payments should be made or commence (not later than the date I cease to be associated with W. R. Berkley
                 Corporation as a member of the Board of Directors or an employee of W. R. Berkley Corporation or any subsidiary)
                 _______ (Date), OR

[  ]      (b)    Until termination of my association with W. R. Berkley
                 Corporation as a member of the Board of Directors or an employee


Form of Distribution:

[  ]      Lump sum, OR
[  ]      Annual installments ______________ (not to exceed 5 - annual installments will be distributed on
                                             the anniversaries of the initial
                                             distribution date selected above)

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A Participant should contact his/her tax advisor prior to making an election to defer his/her annual retainer and/or meeting fees. I have received a copy of the Plan. I understand that, in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, the amount credited to my Deferred Compensation Account will be paid to my designated beneficiary in the form of a lump sum.

Beneficiary Name                        Participant Name
                 ----------------------                  -----------------------
Address                                 Address
        -------------------------------         --------------------------------
Beneficiary                             Participant
Social Security No.                     Social Security No.
                    -------------------                     --------------------
                                        Date
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Signature of Participant

                            W. R. BERKLEY CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                        CHANGE OF DEEMED INVESTMENT FORM
                         FOR 2005 DEFERRED COMPENSATION

In accordance with and subject to the W. R. Berkley Corporation Deferred Compensation Plan for Directors (the "Plan"), I hereby request to have my 2005 Compensation currently subject to deferral under the Plan deemed invested as follows:

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Change in Deemed Investment

I.        Amount to be deemed invested in the Interest Investment
[  ]      (a)    ALL (100%), OR
[  ]      (b)    $____ (multiples of $1,000)

The amounts indicated above shall hereafter be deemed invested in the Interest Investment.

II.       Amount to be deemed invested in the Stock Investment
[  ]      (a)    ALL (100%), OR
[  ]      (b)    $____ (multiples of $1,000)

The amounts indicated above shall hereafter be deemed invested in the Stock Investment.
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                                        Date
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Signature of Participant
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